Exhibit 10.1

Supplementary Agreement to the Purchase and Sale Contract

《购销合同》之补充协议

Party A (Purchaser or Buyer): FENG'S AUTO PARTS INC

Telephone: +1 626 841 9098

Contact: Daniel

甲方（采购方或买方）：FENG'S AUTO PARTS INC

电话： +1 626 841 9098

联系人：Daniel

Party B (Supplier or Seller): BMYA NEW ENERGY TECHNOLOGY INC

Telephone: +1 909 718 9985 / +86 755 8279 2111

Contact: Xiaoqiang Wu

乙方（供货方或卖方）

电话：+1 909 718 9985 / +86 755 8279 2111

联系人：Xiaoqiang Wu

In view of the purchase and sale contract signed by Party A and Party B on August 23, 2024 (the "Original Agreement"), both parties hereby agree to the following supplementary clauses and enter into this supplemental agreement (this “Agreement” or “Supplemental Agreement”) in consideration of the uncertainties that may arise during the execution of the contract and based on the specific procurement and supply matters.

鉴于甲方和乙方于2024年08月23日签订的《购销合同》（以下简称“原协议”），现因考虑到在合同执行过程中的不确定性因素，并根据具体实际的采购及供应事项，双方特此同意以下补充条款，签订本补充协议（“本协议”或“本补充协议”）。

I. Purchase and supply: According to the Original Agreement, Party A purchases 50,000 sets of electric lithium batteries from Party B. Now, Party A and Party B agree to complete the plan in 20 months. Party B plans to implement the monthly supply quantity of 2,500 sets. Party A is required to place the first batch of purchase orders within 45 days after the electric lithium batteries products of Party B meet the standards set forth in Article III of this Agreement. Party A and Party B shall use each issued purchase orders as the basis for supply and payment.

第一条 采购及供货：根据原协议约定，甲方向乙方采购电动锂电池共50000组，现甲、乙双方约定计划分20个月完成，乙方拟定每月供货量为2500组，并要求甲方在乙方锂电池产品满足本协议第三条规定标准之45日内下达第一批采购订单，甲、乙双方以每次下达的订单作为供货及付款依据。

II. Product standards: The standards (technical parameters) for lithium battery products supplied by Party B are as follows.

第二条 产品标准：乙方提供的锂电池产品标准（技术参数）如下：

Model 模型	ALFP-4896G	ALFP-48105G	ALFP-48105G	ALFP-72105G	ALFP-72105G
Battery type 电池类型	LifePO4
Rated voltage 额定电压	48V	51.2V		76.8V
Rated capacity 额定容量	96Ah	105Ah	150Ah	105Ah	150Ah
Rated energy 额定能量	4.915KWh	5.376KWh	7.68KWh	8.064KWh	11.52KWh
Charging current (Recommend) 充电电流（推荐）	60A	50A	75A	50A	75A
Charging current (Max.) 充电电流（最大）	150A	150A	250A	150A	250A
Charging voltage 充电电压	57.6V	58.4V		87.6V
Discharge cut-off voltage 放电截止电压	44.8V	44.8V		67.2V
Pulse current 脉冲电流	200A(3min)	300A(2min)		450A(2min)
Discharge current (Recommend) 放电电流（推荐）	100A	105A	150A	105A	150A
Dimensions (mm)尺寸（毫米）	520*267*220	480*334*235	540*444*270	540*444*270	540*444*270
Weight (NW kg) 重量（净重公斤）	35KG	47KG	72KG	61KG	96KG
Cycle life 循环寿命	≧4000cycle@80%DOD	≧3500cycle@80%DOD
Other (optional) 其他（可选）	CAN communication, lcd display CAN通信，液晶显示
Storage temperature 储存温度	0℃～40℃
Working Temperature 工作温度	-29℃～49℃	-20℃～60℃
Humidity 湿度	0～95℃（no condensation）
Communication 通信	RS485
IP degree 程度	IP65
Protection 保护程度	Overcharging protection, Over-discharging protection, Overcurrent protection, Short-circuit protection, Overtemperature protection 过充保护、过放保护、过流保护、短路保护、过温保护

III. Product testing: Party B's products shall be subject to the requirements of Party A that all exported lithium batteries shall be certified by UN38 and UL1642, and tested according to IEC62133 standards, meeting all applicable American and international aviation, ground, train and maritime regulations. Each party agrees and covenants that such party shall use its commercially reasonable efforts to cooperate and complete all testing.

第三条 产品检测：乙方产品需按照甲方要求，对所有出口锂电池均需经过UN38认证，UL1642认证，并根据IEC62133标准进行测试，符合所有适用的美国和国际航空、地面、火车和海运法规。双方同意并承诺，各方应利用自己的商业优势努力进行合作并完成所有测试。

IV. Advance payment and settlement: Party A shall pay 30% advance payment within 15 days after placing each specific purchase order with Party B. The balance of each order’s payment shall be settled within 15 days after the goods arrive at the designated port of the United States and after the completion of commodity inspection, customs declaration, and customs clearance. The purchase quantity of each order placed by Party A shall not be less than 1,000 sets, and the advance payment shall not be less than $360,000 US dollars.

第四条 结算方式及期限：甲方向乙方每次下达具体采购订单后15日内支付30%预付款，每次订单货款余额的结算于货物到达美国指定港口并完成商检、报关及清关后15日内支付。甲方每次下达订单的采购数量不少于1000组，预付款不低于36万美元。

V. Delivery (Pick-up) place and transportation: The place of delivery (pick-up) is the port of Los Angeles, USA, and the shipping method is by sea. Party B shall bear the cost of ocean freight and insurance expenses. Party A shall pick up the goods at such port and bear all expenses and transportation risks from that point.

第五条 交（提）地点及运输方式：交（提）地点在美国洛杉矶港口，运输方式为海运，乙方承担远洋运输及保险费用；到港货物甲方自提，费用及运输风险自行承担。

VI Inspection.

(a) Buyer shall inspect the goods within five (5) days following the transfer of title of the goods to Buyer ("Inspection Period"). Buyer will be deemed to have accepted the Goods unless it notifies Seller in writing of any Nonconforming Goods (as defined below) during the Inspection Period and furnishes such written evidence or other documentation as required by Seller. "Nonconforming Goods" means only the following: (i) product shipped does not match the product identified in the purchase order agreed by the Parties; (ii) the products are damaged; or (ii) product's label or packaging incorrectly identifies its contents. With respect to the Nonconforming Goods described in item (ii), both parties agree that a damage rate within one per thousand (1‰) is considered normal loss within the scope of delivery. Any goods damaged beyond one per thousand (1‰) will be replaced by Party B in accordance with the last sentence of Section 6(b).

(b) If Buyer timely notifies Seller of any Nonconforming Goods, Seller shall, in its sole discretion, (i) replace such Nonconforming Goods with conforming Goods, or (ii) credit or refund the Price for such Nonconforming Goods, together with any reasonable third-party shipping and handling expenses actually incurred and paid by Buyer in connection therewith. Buyer shall ship, at its expense and risk of loss, the Nonconforming Goods to Seller's designated warehouse located at Los Angeles, USA. If Seller exercises its option to replace Nonconforming Goods, Seller shall, after receiving Buyer's shipment of Nonconforming Goods, ship to Buyer, at Seller’s own expense and risk of loss, the replaced Goods to the delivery point as stipulated in this Agreement.

(c) Buyer acknowledges and agrees that the remedies set forth in XI(b) are Buyer's exclusive remedies for Nonconforming Goods. Except as provided under XI(b), all sales of goods to Buyer are made on a one-way basis and Buyer has no right to return Goods purchased under this Agreement to Seller.

第六条 收货检验

(a) 买方应在货权转移至买方后5天内对货物进行检验（“检验期”）。除非买方在检验期内以书面形式通知卖方任何不符合规定的货物（定义如下），并提供卖方要求的书面证据或其他文件，否则将被视为买方已接受货物。“不符合规定的货物”仅指以下情况：（i）发货的产品与双方同意的采购订单中所识别的产品不符；(ii) 产品损坏，或（ii）产品的标签或包装错误地标识其内容物。针对前述(ii)项的不符合规定的货物，双方同意，货物损坏率千分之一(1‰)以内属于交收范围的正常损耗。超出千分之一(1‰)的损毁货物由乙方根据第六条(b)项最后一句之规定，负责更换。

(b) 如果买方及时通知卖方任何不符合规定的货物，卖方应自行决定，（i）以符合规定的货物替换该等不符合规定的货物，或（ii）为该等不符合规定的货物给予买方价格的抵扣或退款，并连同买方因该等货物实际发生和支付的任何合理的第三方运输和处理费用。买方应自费并承担货物丢失风险，将不符合规定的货物运送至卖方位于美国洛杉矶卖方指定的仓库。如果卖方选择替换不符合规定的货物，卖方应在收到买方退回的不符合规定货物后，按照本协议规定的交货地点，自费并承担货物丢失风险，将替换货物运送给买方。

(c) 买方承认并同意，第六条第(b)款中规定的救济是买方针对不符合规定货物的唯一救济。除 第六条第(b)款 中规定的情况外，卖方向买方出售的所有货物均为单向销售，买方无权将根据本协议购买的货物退还给卖方。

VII. Ownership and risk transfer: Party A shall receive the bill of lading for each order after making the full payment to Party B for that order. Party A shall pick up the goods or complete the transfer of goods with the warehouse to transfer the title and risk (including, without limitation, risk of damage or loss) of the goods under such order to Party A within 5 days of receiving the bill of lading. Party B will not bear any liability after the aforementioned timeline.

第七条 所有权及风险转移：甲方支付乙方每次订单的全部货款后即可获得本次订单的货物提单，甲方应在获取货物提单的5日内提货或与仓库方办理货物过户手续，将订单货物的所有权及风险（包括不限于毁损灭失的风险）转移至甲方。逾期乙方不承担责任。

VIII. Liability for breach of contract

(a) Party A and Party B shall perform relevant obligations in accordance with this Agreement and relevant purchase orders. If either party fails to perform or fully perform the obligations and warranties agreed upon in this Agreement and relevant purchase order, it shall bear the corresponding liabilities for breach of contract to the other party and indemnify the other party against any losses caused thereby.

(b) If Party B is unable to fulfill its supply obligations, the contract or the purchase order may be terminated as agreed by the Parties, and Party B shall immediately refund the advance payment made by Party A. After the timely refund, Party B will not bear any liability for breach of contract. If there is no refund for more than 15 working days, Party A may require Party B to pay one thousandth of the amount of this order as liquidated damages for each day exceeding the time limit.

第八条 违约责任：

(a) 甲方和乙方均应按照本协议及相关采购订单的约定履行相关的义务，任何一方不履行或不完全履行本协议及相关采购订单约定的义务和保证的，应当向对方承担相应的违约责任，并赔偿由此给对方造成的损失。

(b) 乙方无法履行供货义务的，经双方协商可解除合同或订单，乙方应立即退还甲方已支付的订单预付款，及时退还后，乙方不承担违约责任。若超过15个工作日仍未退款时，每逾一日甲方可以要求乙方按本次订单款项的千分之一作为违约赔偿金。

IX. Force Majeure: Neither party to this Agreement shall be liable to the other party for any loss, injury, delay, damages or other casualty suffered or incurred by such other Party due to strikes, lockouts, riots, storms, fires, earthquakes, floods, epidemics, explosions, acts of God, government action, war, hostilities, blockade, embargo, mobbing, insurrection, or any other similar cause or circumstance which is beyond the reasonable control of such party. Any such failure or delay by either party in the performance of any obligations under this Agreement due to one or more of the foregoing causes shall not be considered to be a breach of this Agreement. Any such failure or delay under this Section which lasts longer than 60 days shall be grounds for either party to terminate this Agreement. No party shall be liable for any breach of the terms and conditions of the agreement, caused by wars, public hostilities, public disorders, acts of public enemies, fires, floods, acts of God, and prohibitions or restrictions by law and government regulations, except to the extent the party fails to mitigate the effects of such causes. The existence of such excusable delay shall be determined by both parties. The limitation of liability shall not affect both parties’ right to terminate.

第九条 不可抗力：本协议的任何一方不应因为罢工、工厂封锁停工、暴乱、风暴、火灾、地震、水灾、传染病、爆炸、天灾、政府行为、战争、敌对行动、封锁、禁运、骚乱、暴动或其他类似超出该方合理控制范围之外的原因或情况而遭受的损失、伤害、延误、损毁或其他事故而对另一方承担任何责任。任何一方因一项或多项以上原因出现任何此类不履行或延误履行本合同项下的任何义务均不被视为违反本合同的约定。本节所述任何该等不履行或延迟履行如持续超过60日，则任何一方都可以依此终止本合同。任何一方均不对因战争、公共敌对行为、公共骚乱、公敌行为、火灾、水灾、天灾、法律和政府法规禁止过限制的事项承担对本合同条款条件违约的责任，除非该方本能减小该等原因所造成的影响而未采取有效措施。须由双方决定该等可谅解的延迟原因是否存在。对责任的限制减轻不得影响双方的终止权。

X. Jurisdiction and dispute resolution：This agreement and the Original Agreement shall be governed by and construed in accordance with the laws of China. In the event of any dispute arising from this Agreement or the Original Agreement, both parties agree to submit the dispute to the Hong Kong International Arbitration Centre (HKIAC) for arbitration. The arbitration proceedings shall be conducted in accordance with the arbitration rules of the HKIAC. The language of arbitration shall be Chinese, and the arbitration award shall be final and binding on both parties.

第十条 管辖及争议解决方式：本补充协议和原协议受中国法律管辖且据其进行解释。若因本协议或原协议引起的任何争议，双方同意将争议提交至香港国际仲裁中心（HKIAC）进行仲裁，仲裁程序应依据该中心的仲裁规则进行，仲裁语言为中文，仲裁裁决为终局裁决，对双方均具有约束力。

XI. Confidentiality：Both parties shall keep this Agreement and the Original Agreement confidential and shall not disclose the contents of the agreement without the written consent of the other party. Supplier and Buyer promise to each other that all documents and materials (including trade secrets, company plans, operational activities, financial information, technical information, etc.) that belong to the other party and learned during the process of discussing, signing, and implementing this contract and cannot be obtained from public sources, shall be kept confidential (such information, the “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include (i) information that is publicly available (except as may be disclosed in violation of this Agreement); (ii) information acquired from a third-party where such third-party has the right to disclose without an obligation of confidentiality; (iii) information that is independently developed without access to or use of Confidential Information; or (iv) information that was known on a non-confidential basis prior to the date hereof. Without consent of the original provider of the Confidential Information (such party, the “Disclosing Party”), the other party (the “Receiving Party”) shall not disclose all or part of the Confidential Information to any third party, unless (i) required by judicial or governmental order, investigation, or inquiry, or as otherwise required by applicable laws an regulations, provided that the Receiving Party will promptly notify the Disclosing Party to allow the Disclosing Party to seek a protective order or take other appropriate action, and disclose only the minimum amount of Confidential Information necessary to comply with the legal requirement; or (ii) to those employees, agents, or subcontractors who need to know such information for the purpose of fulfilling the Receiving’s obligations under this Agreement and who are bound by confidentiality obligations no less restrictive than those set forth in this section. The confidentiality obligation between the Parties shall be active from the effective date of this Agreement and shall be surviving five years from the date of the expiration of this Agreement. This confidentiality obligation will not be released due to the suspension, termination, or cancellation of this Agreement. If either party fails to comply and breaches with the confidentiality clause and causes a leak of confidential information, the other party is entitled to damages and relief in accordance with the relevant laws; the breaching party shall be liable for breach of this Agreement.

第十一条 保密：双方应对本协议及原协议保密，未经对方书面同意不得将协议内容泄露。供货方和采购方保证对在讨论、签订、执行本合同过程中所获悉的属于对方的且无法自公开渠道获得的文件及资料（包括商业秘密、公司计划、运营活动、财务信息、技术信息、经营信息及其它商业或企业秘密）予以保密（前述信息下称“保密信息”）。尽管有上述规定，保密信息不应包括 (i) 已公开的信息（除非可能因违反本协议而披露）；(ii) 从没有保密义务并有权披露的第三方处获取的信息；(iii) 在未接触或使用保密信息的情况下独立开发的信息；或 (iv) 在本协议签署之前以非保密方式已知的信息。未经该保密信息的原提供方（下称“披露方”）同意，另一方（下称“接收方”）不得向任何第三方泄露该保密信息的全部或部分内容，除非 (i) 根据司法或政府的命令、调查或询问，或根据适用的法律和法规的其他要求披露，前提是接收方将及时通知披露方，以便披露方能够寻求保护令或采取其他适当措施，并仅披露遵守法律要求所需的最低限度的保密信息；或 (ii) 向那些需要了解此信息以履行接收方在本协议下的义务并受本节所列保密义务约束的员工、代理人或分承包商披露。供货方和采购方之间的保密义务自本合同生效之日起形成，直至本协议履行完毕之日起五年内有效。不因本合同的中止、终止、解除而解除。供货方和采购方任何一方如未能遵守该保密条款，有违反保密规定行为而造成泄密的，双方均可依据有关规定追究对方的责任；违反本合同的约定，由违约方承担责任。

XII Severability: If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

第十二条 可分割性条款。如果本协议的任何条款或规定在任何司法管辖区内无效、非法或不可执行，该无效、非法或不可执行性不应影响本协议的任何其他条款或规定，亦不应使该条款或规定在任何其他司法管辖区内无效或不可执行。

XIII. Termination.

(a) Party B may terminate this Agreement upon one month’ prior written notice of termination to Party A, subject to any remaining obligations under any purchase order or invoice.

(b) Buyer or Supplier, as applicable, may terminate this Agreement and/or any purchase order immediately upon written notice of termination to the other upon the occurrence of any of the following events: (1) Breach of any term of this Agreement; provided that if the breach is for nonpayment or non-delivery, the terminating party shall give the defaulting party 30 days’ prior written notice of such breach and termination shall occur only if the defaulting party has not cured such breach within such 30 day period, (2) cancellation or suspension of business of the other party by competent authorities legally, (3) the other party becomes insolvent or makes a general assignment for the benefit of creditors, or a petition in bankruptcy shall be filed by or against the other party, or any proceeding shall be instituted by or against the other party for any relief under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions or a receiver shall be appointed of the other party’s property or assets, which shall remain undischarged or uncured for 30 days, or (4) action taken by the other party to dissolve and/or liquidate.

第十三条 终止

(a) 乙方经事先1个月向甲方书面终止通知，列明任何订单或发票的任何剩余的义务，可自行终止本协议。

(b) 发生以下任何事件时，如适用，采购方或供货方，可立即书面通知对方终止本合同或任何订单：(1) 违反本合同的任何条款；但前提是，如果违约是因为未付款、未供货，终止方应给予违约方30天的事先书面通知，而终止仅在违约方未在30天期间内修正该违约行为, (2) 合法的取消或暂时吊销另一方的经营资格，(3) 另一方无力偿债或向债权人全面转让利益，或一方自己提出破产或对另一方的破产提出呈请，或应由另一方或针对另一方提起关于破产的任何救济的诉讼或无力偿债法律或应收账款，调整债务，重组，组成或扩展或接收的救灾有关的任何法律，应委任另一方的财产或资产，在此情形下应为30天仍未能清偿或未能纠正, 或 (4) 另一方采取的行动解散和/或清算。

XIV. Validity and validity of the agreement.

(a) This Supplemental Agreement is made in two counterparts, with one held by each party. It shall take effect upon being signed by the authorized representatives of both parties. In case of any inconsistency with the Original Agreement, the provisions of this Agreement shall prevail. This agreement and the Original Agreement shall continue and remain effective until December 30, 2027, unless terminated earlier in accordance with the termination provisions of this Agreement. If there is another new agreement between the two parties, they can negotiate and sign a supplementary agreement.

(b) This agreement is written in both English and Chinese. In case of conflict or inconsistency between Chinese and English versions, the Chinese version shall prevail. Faxed or scanned copies shall have the same legal effect as the original.

第十四条 协议生效和有效期：

(a) 本补充协议一式二份，甲、乙双方各执一份，经双方授权代表签字后生效，与原协议不一致之处，以本协议约定为准。除非根据本协议的终止条款提前终止，本补充协议和原协议的有效期至2027年12月30日。若双方另有新的约定，可再协商签订补充协议。

(b) 本协议以中文和英文书就，当中文条款和英文条款表述不一致或存在冲突时，以中文表述为准。传真件、扫描件与原件具有同等法律效力。

XV. Miscellaneous.

This Agreement and the Original Agreement supersede all prior agreements or understandings, oral or written, regarding the subject matter hereof between the Parties hereto. Buyer's rights, interests, or obligations hereunder may not be assigned, transferred, or delegated by Buyer without the prior written consent of Seller. Any purported assignment or delegation in violation of this Section is null and void. No assignment or delegation relieves Buyer of any of its obligations under this Agreement. Any notice or other communication given by one party to the other hereunder shall be in writing and may be delivered personally or sent by post or email or by equivalent means of communication to the address of the other party of such notice or information, or to the contact person designated by the other party. Any notice or other information provided pursuant to this Agreement, where the notifications are delivered by hand or via email, shall be deemed as delivered when handover or upon delivery to the email server of the recipient. If sent by any other means, notice shall be deemed as delivered 48 hours after the time of sending or transmission.

第十五条 杂项

本协议与原协议将替代所有此前就协议标的于双方之间达成的口头或书面的协议或理解。买方的权利、利益或义务未经卖方事先书面同意，不得由买方转让、移交或委托。任何违反本条规定的转让或委托均属无效。任何转让或委托均不免除买方在本协议项下的任何义务。本协议由一方向另一方发出的任何通知或其他信息，均须为书面形式，可以亲手送交、邮寄、传真，电子邮件或相当的通讯方式，送至另一方地址；或送达至对方指定联系人。任何根据本协议发出的通知或其他信息，如果亲手送交或电子邮件，则在送交或电子邮件到达接收方服务器时被视作已经送达，如果用其他方式发送，则在发送或传送时起48小时后被视作已经送达。

(Remainder of This Page Left Intentionally Blank. Signature Pages to follow.)

（以 下 无 正 文，为 本 协 议 的 签 署 页）

Party A（甲方）: FENG'S AUTO PARTS INC

Signature（签字）：/s/ Daniel Phu Phun

Date: October 28, 2024

Party B（乙方）：BMYA NEW ENERGY TECHNOLOGY INC

Signature（签字）： /s/ Renmei Ouyang

Date: October 28, 2024